EX-99.23.i.iv

J. W. BROWN (1911-1995  BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS            ATTORNEYS AND COUNSELORS AT LAW    JOANN M. STRASSER
ROBERT S BROWN              3500 CAREW TOWER                 AARON A. VANDERLAAN
DONALD S. MENDELSOHN        441 VINE STREET
LYNNE SKILKEN           CINCINNATI, OHIO 45202                       OF COUNSEL
AMY G. APPLEGATE        TELEPHONE (513) 381-2121                GILBERT BETTMAN
KATHRYN KNUE PRZYWARA   TELECOPIER (513) 381-2125                  (1918 - 2000)
MELANIE S. CORWIN

                                                             September 28, 2000


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas  76092

         Re: AmeriPrime Funds, File Nos. 33-96826 and 811-9096

Gentlemen:

         Legal opinions that we prepared were filed with Post-Effective Amendment No. 9, Post-Effective Amendment No. 29 and Post-Effective Amendment No. 41 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 44 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                                              Very truly yours,


                                               /s/

                                              BROWN, CUMMINS & BROWN CO., L.P.A.

cc. Keith Gregory